Exhibit 23.6

CONSENT OF MIJARES, ANGOITIA, CORTES Y FUENTES, S.C.

We undersigned hereby consent, pursuant to Rule 436 under the Securities Act of 1933, as amended, to the reference to MIJARES, ANGOITIA, CORTES Y FUENTES, S.C. in the prospectus included in the registration statement on Form F-1 of Grupo Simec, S.A.B. de C.V. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

/s/ MIJARES, ANGOITIA, CORTES Y FUENTES, S.C.
-----------------------------------------------------------------------
MIJARES, ANGOITIA, CORTES Y FUENTES, S.C.

October 26, 2006
Mexico City, Mexico